UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2026, Netcapital Inc., a Utah corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, Iverson Design, LLC, a Massachusetts limited liability company (the “Seller”), and Michael Iverson, as the Seller’s manager and sole member (collectively, the “Seller Parties”). Pursuant to the Asset Purchase Agreement, the Company acquired substantially all of the Seller’s assets that primarily relate to the Seller’s digital design studio business (the “Business”), other than certain excluded assets.

The Business is described in the Asset Purchase Agreement as providing creative services including graphic design, motion graphics, 2D/3D animation, visual effects, and related design and visualization services that incorporate AI-driven design methods.

Purchased assets include, among other things: tangible personal property; rights under assigned contracts; intellectual property assets, social media accounts and related content; systems (including owned software); marketing materials; customer and supplier lists and relationships; books and records; and goodwill. Schedule 2.1 to the Asset Purchase Agreement further describes the Purchased Assets to include hardware and software systems, intellectual property and design libraries, software-integrated systems and tools used in connection with AI-driven design production workflows (including workflows, automation tools, integrations and APIs, and proprietary models to the extent owned by the Seller), client lists and customer information, domain names and other digital identifiers, telephone numbers and email addresses, office furniture and equipment, and certain prepaid expenses, deposits and credits relating to periods after the closing.

Excluded assets include, among other things: the Seller’s organizational documents and certain records; employee-related records that cannot be transferred; contracts related to indebtedness; leased equipment; Iverson’s independent Etsy shop; Iverson’s independent film work with ATOMCAT Productions (The Rover: Gift of Eden); and Iverson’s private portfolio of independently-developed works not related to or owned by the Seller.

Pursuant to the Asset Purchase Agreement, the Company assumed only certain liabilities and obligations under the purchased contracts that accrue after the closing date and do not arise from any pre-closing breach. All other liabilities and obligations of the Seller are excluded, and the Seller agreed to timely pay and discharge all outstanding liabilities, including excluded liabilities, on or immediately following the closing date.

The purchase price for the Purchased Assets is 980,000 shares of the Company’s common stock, par value $0.001 per share (the “Buyer Stock”), issued and delivered to the Seller at closing in accordance with a subscription agreement. The closing occurred on January 2, 2026.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 related to the issuance of the Buyer Stock under the Asset Purchase Agreement of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 as amended and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On January 6, 2026, the Company issued a press release announcing the acquisition of the assets of Iverson Design, LLC. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated January 2, 2026, by and between Netcapital Inc. and Iverson Design, LLC Corp.
99.1	Press Release dated January 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc.
(Registrant)

January 8, 2026	By:	/s/ Coreen Kraysler
	Name:	Coreen Kraysler
	Title:	Chief Financial Officer

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